Exhibit 99.3 3Q19 Financial Results October 22, 2019 ©2019 DISCOVER FINANCIAL SERVICES

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discover.com) and the SEC’s website (www.sec.gov). The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and "Management’s Discussion & Analysis of Financial Condition and Results of Operations" in the company's Quarterly Report on Form 10- Q for the quarters ended June 30, 2019, and March 31, 2019, which are filed with the SEC and available at the SEC's website (www.sec.gov). The Company does not undertake to update or revise forward-looking statements as more information becomes available. 2

3Q19 Highlights(1) • Net income of $770MM, diluted EPS of $2.36; return on equity of 26% • Total loan growth of 6% led by an 7% increase in credit card loans; revenue growth of 6% and NIM of 10.43% • Strong credit performance reflecting disciplined underwriting and continued investments in servicing and collection capabilities • Payment Services continued to drive strong network volume growth (up 7%) • Returned $540MM of capital through dividends and share repurchases Note(s) (1) All comparisons stated on a year-over-year basis 3

3Q19 Summary Financial Results Highlights Inc / (Dec) ($MM, except per share data) 3Q19 3Q18 $ % Revenue Net of Interest Expense $2,900 $2,724 $176 6% • Revenue net of interest expense of Net Principal Charge-off 702 642 60 9% $2.9Bn, up 6%, driven by higher net Reserve Change 97 100 (3) (3%) interest income Provision for Loan Losses 799 742 57 8% Operating Expense 1,107 1,015 92 9% • Provision for loan losses increased Total Pre-Tax Income 994 967 27 3% $57MM, or 8%, on higher net charge- Income Tax Expense 224 247 (23) (9%) offs, slightly offset by a lower reserve build Net Income $770 $720 $50 7% Segment Pre-Tax Income • Expenses rose 9%, primarily driven Direct Banking $943 $923 $20 2% by higher compensation expense, as Payment Services 51 44 7 16% well as investments to support growth Total Pre-Tax Income $994 $967 $27 3% and new capabilities ROE 26% 26% Diluted EPS $2.36 $2.05 $0.31 15% • Diluted EPS of $2.36, up 15% 4

3Q19 Loan and Volume Growth Ending Loans ($Bn) Volume ($Bn) Payment Services Network (1) Total Card Student Personal Proprietary PULSE Diners Partners +6% +7% +4% +1% +6% +5% +0% +30% $92.5 $86.9 $47.5 $74.0 $45.2 $69.3 $38.7 $36.6 $8.4 $8.4 $6.7 $9.4 $9.7 $7.5 $7.6 $5.1 3Q18 3Q19 3Q18 3Q19 Total Network Volume up 6% YOY Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment 5

3Q19 Revenue Inc / (Dec) Highlights ($MM) 3Q19 3Q18 $ % Interest Income $3,040 $2,781 $259 9% Interest Expense 638 558 80 14% • Loan growth and higher net Net Interest Income 2,402 2,223 179 8% interest margin drove 8% increase in net interest income Discount/Interchange Revenue 775 753 22 3% Rewards Cost 520 473 47 10% Net Discount/Interchange Revenue 255 280 (25) (9%) Protection Products Revenue 48 51 (3) (6%) Loan Fee Income 120 103 17 17% • Net discount and interchange Transaction Processing Revenue 52 47 5 11% revenue decreased 9% driven by Other Income 23 20 3 15% increased rewards cost Total Non-Interest Income 498 501 (3) (1%) Revenue Net of Interest Expense $2,900 $2,724 $176 6% • Loan fee income increased due to Segment Revenue Net of Interest Expense higher late fees Direct Banking $2,811 $2,644 $167 6% Payment Services 89 80 9 11% Revenue Net of Interest Expense $2,900 $2,724 $176 6% • Rewards rate up 7 bps YOY Change driven primarily by the addition of ($MM) 3Q19 3Q18 QOQ YOY Discover Card Sales Volume $37,432 $35,896 2% 4% PayPal to the 5% category in Rewards Rate (1) 1.38% 1.31% 13 bps 7 bps 2019 Note(s) 1. Rewards cost divided by Discover card sales volume 6

DISCOVER | 3Q19 Net Interest Margin

Interest-Earning Assets ($MM)	3Q19 Average Balance	3Q19 Yield	3Q18 Average Balance	3Q18 Yield
Credit Card	$73,248	13.35%	$68,613	13.06%
Private Student	9,459	8.54%	9,158	8.19%
Personal	7,522	13.17%	7,460	12.66%
Other	1,116	6.72%	624	6.38%
Total Loans	91,345	12.76%	85,855	12.45%
Other Interest-Earning Assets	17,952	2.25%	17,112	2.00%
Total Interest-Earning Assets	$109,297	11.03%	$102,967	10.72%

Interest-Earning Liabilities ($MM)	3Q19 Average Balance	3Q19 Rate	3Q18 Average Balance	3Q18 Rate
Direct to Consumer and Affinity	$50,497	2.16%	$42,498	1.88%
Brokered Deposits and Other	19,132	2.73%	19,939	2.51%
Interest Bearing Deposits	69,629	2.32%	62,437	2.08%
Borrowings	24,767	3.70%	26,495	3.43%
Total Interest-Bearing Liabilities	$94,396	2.68%	$88,932	2.49%

(%)	3Q19	Change QOQ	Change YOY
Total Interest Yield on Loans	12.76%	-6bps	31bps
NIM on Loans	10.43%	-4bps	15bps
NIM on Interest-Earning Assets	8.72%	15bps	15bps

Highlights

- Net interest margin on loans up 15 bps as higher loan yields were partially offset by higher funding costs
- Credit card yield increased 29 bps due to prime rate increases in 2018 and favorable portfolio mix, partially offset by higher interest charge-offs and recent prime rate decreases
- Average consumer deposits grew 19% and composed 53% of total funding
- Funding costs on interest-bearing liabilities increased 19 bps, primarily driven by higher market rates

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3Q19 Operating Expense Inc / (Dec) Highlights ($MM) 3Q19 3Q18 $ % Employee Compensation and Benefits $439 $408 $31 8% • Employee compensation and benefits Marketing and Business Development 230 218 12 6% up 8%, primarily due to higher Information Processing & Communications 96 89 7 8% Professional Fees 189 166 23 14% average salaries and benefits Premises and Equipment 26 26 0 —% Other Expense 127 108 19 18% Total Operating Expense $1,107 $1,015 $92 9% • Marketing up 6% as a result of higher Segment Operating Expense investments in new account Direct Banking 1,069 979 $90 9% acquisition Payment Services 38 36 2 6% Total Operating Expense $1,107 $1,015 $92 9% Operating Efficiency(1) 38.2% 37.2% (100) bps • Professional fees up 14%, primarily related to achieving a higher level of recoveries Note(s) 1. Defined as reported total operating expense divided by revenue net of interest expense 8

DISCOVER | # Credit Performance Trends

Total Company Loans


2.71 2.63 2.85 3.09 3.11 2.97 3.08 3.25 3.22 3.05
1.93 2.05 2.20 2.23 2.08 2.22 2.31 2.28 2.18 2.32
2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19
NCO rate (%)
30+ day DQ rate ex-PCI (%)

Credit Card Loans


2.94 2.80 3.03 3.32 3.34 3.14 3.23 3.50 3.49 3.32
2.00 2.14 2.28 2.33 2.16 2.32 2.43 2.45 2.34 2.50
2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19
NCO rate (%)
30+ day DQ rate (%)

Private Student Loans


2.12 2.14 2.35 2.25 2.10 2.13 2.00 1.76 1.67 1.78
0.85 1.14 1.03 0.92 0.92 0.96 0.86 0.66 0.61 0.59
2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19
NCO rate (%)
30+ day DQ rate ex-PCI (%)

Personal Loans


3.18 3.19 3.62 4.03 3.97 4.09 4.49 4.53 4.33 3.99
1.14 1.27 1.40 1.37 1.42 1.57 1.60 1.51 1.49 1.49
2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19
NCO rate (%)
30+ day DQ rate (%)

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Capital Trends 12.5 11.9 11.6 11.6 11.4 11.5 11.4 11.4 11.1 123 120 118 109 109 93 88 82 79 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 Common Equity Tier 1 (CET1) Capital Ratio(1) (%) Payout Ratio(2) (%) Note(s) 1. Common Equity Tier 1 Capital Ratio (Basel III Transition) 2. Payout Ratio is displayed on a trailing twelve month basis. This represents the trailing twelve months’ Capital Return to Common Stockholders divided by the trailing twelve months’ Net Income Allocated to Common Stockholders 10

3Q19 Financial Summary Balance Sheet Credit and Capital Profitability • Total loans grew 6% • Total NCO rate of 3.05%, • Net income of $770MM ($5.6Bn) YOY up 8 bps YOY and diluted EPS of $2.36 ◦ Reflects loan seasoning and supply-driven credit • Credit card loans grew 7% normalization • Revenue growth of 6% on ($4.7Bn) YOY as sales higher net interest income volume increased 4% • Capital return • NIM of 10.43%, up 15 bps • Average consumer ◦ Repurchased 5.1MM YOY deposits grew 19% shares of common ($8.0Bn) YOY, while stock for $419MM (1) deposit rates increased 28 ◦ CET1 capital ratio of bps 11.4% flat to prior year • Strong return on equity at and prior quarter 26% Note(s) 1. Basel III Transition 11